UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2010

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481903
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code     (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Iconix Brand Group, Inc., a Delaware corporation (the “Registrant” or “Iconix”), has consummated a transaction with Purim LLC, a Delaware limited liability company (the “Seller” or “Purim”) owned by Madonna Ciccone, the performer known as Madonna (“Madonna”), and Guy Oseary, pursuant to which the Seller sold to the Registrant 50% of the membership interests in MG Icon LLC, a Delaware limited liability company (the “JV”) established to develop and explore business initiatives in the United States and around the world including the creation and acquisition of brands as well as exploring opportunities within the Iconix brand portfolio. As part of the transaction, the JV entered into an exclusive, multi-year license agreement for the "Material Girl" brand with Macy's Retail Holdings, Inc.

The transaction was consummated pursuant to a membership interest purchase agreement dated as of March 9, 2010 (the “Purchase Agreement”) by and between Iconix and the Seller.  The Iconix investment made pursuant to the Purchase Agreement is as set forth below.  In consideration for the purchased membership interests, the purchase agreement requires the Registrant to pay aggregate consideration of $20,000,000 in cash to the Seller in five equal annual installments of $4,000,000, subject to adjustment.  Additionally, the Seller may be entitled to receive up to an additional $10,000,000 in earn-out consideration The Registrant’s obligation to make payments under the Purchase Agreement is secured by a pledge of the purchased membership interest to the Seller.

Additionally, the JV entered into a license and services agreement with Purim to allow the JV to develop and exploit certain fashion brands associated with Madonna, and provides for certain endorsement services of Madonna, and the use of her name and image, in connection with such fashion brands.

The JV is governed by an operating agreement, pursuant to which, among other things, the JV will be managed by its two managers, one appointed by Iconix and the other by Purim.  Iconix will be responsible for day-to-day administrative management of the JV and Purim will be the creative manager of the JV.  Certain decisions relating to the JV will require joint approval of the managers or members.

The description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as an exhibit to this Report.  The Purchase Agreement has been included to, among other things, provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Registrant or the other parties thereto. The Purchase Agreement contains representations and warranties the parties thereto made to, and solely for the benefit of, the other party thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreement.  Information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Registrant's public disclosures. The description of the agreements (other than the Purchase Agreement) set forth above is for reference purposes only and shall not be deemed an admission that any such agreement (other than the Purchase Agreement) is required to be disclosed under this Item 1.01.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

10.1	Membership Interest Purchase Agreement dated as of March 9, 2010 by and between the Registrant and Purim LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

By:	/s/ Warren Clamen
Name: Warren Clamen
Title: Executive Vice President and Chief Financial Officer

Date: March 15, 2010